EXHIBIT 4.7

PARK INTERMEDIATE HOLDINGS LLC,

and

PK DOMESTIC PROPERTY LLC,

and

PK FINANCE CO-ISSUER INC.,

as Issuers,

PARK HOTELS & RESORTS INC.,

as Parent,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors,

THE GUARANTEEING ENTITY

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 1, 2022

to the

INDENTURE

Dated as of September 18, 2020

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2022, among PK Risk Management LLC, a Hawaiian limited liability company (the “Guaranteeing Entity”), Park Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), PK Domestic Property LLC, a Delaware limited liability company (“PK Domestic LLC”), PK Finance Co-Issuer Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the Company and PK Domestic LLC, the “Issuers”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”), in each case, under the Indenture referred to below, as ratified by the other Guarantors (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 18, 2020, providing for the issuance of 5.875% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances, the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.
CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
AGREEMENT TO GUARANTEE. The Guaranteeing Entities hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.
3.
NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any of the Guarantors in the Security Documents, the Indenture or the Notes or the Note Guarantee or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuers, the Guarantors or any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.
COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to all of the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes under this Supplemental Indenture.
6.
EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PK RISK MANAGEMENT LLC

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

PARK INTERMEDIATE HOLDINGS LLC

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President and Chief Executive Officer

PK DOMESTIC PROPERTY LLC

By: Park Intermediate Holdings LLC, its sole member

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President and Chief Executive Officer

PK FINANCE CO-ISSUER INC.

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

Ratified and Acknowledged:

PARK HOTELS & RESORTS INC.

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President and Chief Executive Officer

ON BEHALF OF THE ENTITIES LISTED ON SCHEDULE A

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

CHESAPEAKE LODGING, L.P.

By: PK Domestic Sub LLC, General Partner

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

GLOBAL RESORT PARTNERS

By: Global Resort Partners GP LLC, Partner

and

By: HLT Resorts GP LLC, Partner

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

EPT KANSAS CITY LIMITED PARTNERSHIP

By: KC Plaza GP LLC, General Partner

By: /s/ Thomas J. Baltimore, Jr.

Name: Thomas J. Baltimore, Jr.

Title: President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacities as Trustee and Collateral Agent and not in its individual capacity

By: /s/ Monique L. Green

Name: Monique L. Green

Title: Vice President